Exhibit 10.2

CONTRACT OF SALE

DATE

This Contract of Sale is made as of this 17th day of December, 2010

PARTIES

The SELLER, JEAN K. WOODWARD, residing at 50 Riverview Drive, Marlboro, New York, agrees to sell the premises described herein to

The PURCHASER, SONO-TEK INDUSTRIAL PARK, LLC, with offices located at 2012 Route 9W, Bldg #3, Milton, New York, who agrees to purchase the premises described herein, including all buildings and improvements thereon known as:

PREMISES

Street Address:	The Milton Industrial Park, 2008-2016 Route 9W
Milton , New York

Tax Map Designation:	103.1-2-80

More fully described on Schedule A annexed, together with SELLER’S interest, if any, in street and unpaid awards as set forth in Paragraph 8 below.

PERSONAL PROPERTY

The sale also includes all fixtures and articles of personal property attached to or used in connection with the PREMISES, unless specifically excluded below, TO THE EXTENT SAME ARE LOCATED ON THE PREMISES. Excluded from the sale are furniture and household furnishings.

PURCHASE PRICE

1	The purchase price is	$2,500,000.00

Payable as follows:

	By a pre-contract payment	$ 2,500.00

	On the signing of this contract by check subject to collection:	$ 47,500.00

	By Purchase Money Note and Mortgage	$ 2,100,000.00

	BALANCE AT CLOSING:	$ 350,000.00

ACCEPTABLE FUNDS

2. All money payable under this contract unless otherwise specified, shall be either:

(a) Cash, but not over ONE THOUSAND AND NO/100 ($1,000.00) DOLLARS, or

(b) Good unendorsed certified check of PURCHASER, or good unendorsed official check of any bank, having a banking office in the State of New York, payable to the order of SELLER, or

(c) Money other than the purchase price, payable to SELLER at CLOSING, may be by unendorsed check of PURCHASER up to the amount of ONE THOUSAND AND NO/100 ($1,000.00) DOLLARS, or

(d) Wire transfer.

(e) As otherwise agreed to in writing by SELLER or SELLER'S attorney. Endorsed checks will not be accepted.

“SUBJECT TO” PROVISIONS

3. The PREMISES are to be transferred subject to:

(a) Laws and governmental regulations that affect the use and maintenance of the PREMISES, provided that they are not violated by the buildings and improvements erected on the PREMISES.

(b) Consents for the erection of any structures on, under or above any streets on which the PREMISES abut.

(c) Encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway.

(d) Covenants, easements and restrictions of record, if any, provided the same do not render title unmarketable.

(e) Existing tenancies.

(f) Such state of facts as an accurate survey or a personal inspection of the said premises may reveal, provided the same do not render title unmarketable.

TITLE COMPANY APPROVAL

4. SELLER shall give and PURCHASER shall accept such title as any title company, a member of the New York State Land Title Association will be willing to approve and insure in accordance with their standard form of title policy, subject only to the matters provided for in this contract.

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CLOSING DEFINED AND FORM OF DEED

5. "CLOSING" means the settlement of the obligations of SELLER and PURCHASER to each other under this contract, including the payment of the purchase price to SELLER, and the delivery to PURCHASER of a Bargain and Sale deed with covenant against Grantors Acts in proper statutory form for recording so as to transfer full ownership to the PREMISES, free of all encumbrances except as herein stated. The deed will contain a covenant by SELLER as required by Section 13 of the Lien Law.

CLOSING DATE AND PLACE

6. CLOSING will take place at the office of DRAKE, LOEB, HELLER, KENNEDY, GOGERTY, GABA, & RODD, PLLC, 555 Hudson Valley Avenue, Ste. 100, New Windsor, New York, on or before December 31, 2010. Time is hereby made of the essence for a closing of this contract on a date mutually agreed upon between the parties between December 15, 2010 and December 31, 2010. It being understood by the PURCHASER that as a condition of this sale, and subject only to the SELLER'S inability to deliver title in accordance with this Contract, in the event the PURCHASER fails to close title on or before December 31, 2010, through no fault of the SELLER, the PURCHASER shall be deemed in default, all monies paid under this Contract shall be retained by the SELLER and this Contract shall automatically become null, void and unenforceable by the PURCHASER.

PURCHASE MONEY MORTGAGE

7. As pat of the consideration for this conveyance, the PURCHASER shall at the time of closing, deliver to the SELLER a fully executed Purchase Money Note secured by a Purchase Money Mortgage in the form set forth in Schedules “B” and “C” annexed hereto and made a part hereof. The note shall provide for monthly payments of principal and interest at 5-1/2% per annum in an amount necessary to amortize the loan over a twenty (20) year term, which said monthly payments shall be in the amount of $14,445.63 per month. The terms of the Purchase Money Note and Mortgage are more fully set forth on Schedule "B" and "C" annexed hereto and made a part of this Contract. The PURCHASER shall pay the mortgage recording tax, recording fees and the SELLER'S attorney fees for preparation of the Purchase Money Note and Mortgage, not to exceed $500.00.

BROKER

8. PURCHASER and SELLER covenant, warrant and represent to each other that neither of them has dealt with any broker, finder or like person in consummating the transaction contemplated hereby and that no conversations or negotiations were had with any broker, finder or like person concerning the sale of the PREMISES. PURCHASER and SELLER acknowledge that they have relied on this representation in entering into this Contract. PURCHASER and SELLER agree to indemnify each other against, and to hold each other harmless from, any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by either PURCHASER or SELLER by reason of any claim arising out of any conversations or negotiations had by the other, with any broker, finder or like person claiming to have dealt with such other party in connection with the sale of the PREMISES. The provisions of this paragraph shall survive delivery of the deed hereunder or the earlier termination of this Contract.

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STREET AND ASSIGNMENT OF UNPAID AWARDS

9. This sale includes all of SELLER'S ownership and rights, if any, in any land lying in the bed of any street or highway, opened or proposed, in front of or adjoining the PREMISES to the center line thereof. It also includes any right of SELLER to any unpaid award by reason of any taking by condemnation and/or for any damage to the PREMISES by reason of change of grade of any street or highway. SELLER will deliver at no additional cost to PURCHASER, at CLOSING, or thereafter, on demand, any documents which PURCHASER may require to collect the award and damages.

COMPLIANCE WITH STATE AND MUNICIPAL

DEPARTMENT VIOLATIONS AND ORDERS

10. SELLER will comply with all notices of violations of law or municipal ordinances, orders or requirements noted in or issued by any governmental department having authority as to lands, housing, buildings, fire, health and labor conditions affecting the PREMISES at the date hereof. The PREMISES shall be transferred free of them at CLOSING. SELLER shall furnish PURCHASER with any authorizations necessary to make the searches that could disclose these matters. The cost of such compliance shall not exceed FIVE HUNDRED ($500.00) DOLLARS. Should the cost of compliance exceed FIVE HUNDRED ($500.00) DOLLARS, SELLER may cancel this Contract and this Contract shall be null and void, and the SELLER shall refund to the PURCHASER the down payment made under this Contract, without interest, whereupon the PURCHASER shall have no further claim against the SELLER or claim or lien upon the PREMISES herein described and both parties to this Contract shall be completely released from all further liability hereunder.

APPORTIONMENT OF TAXES AND RENTS

11. Attached to this Contract as Schedule "D" is a list of the tenants presently occupying portion of the premises together with a rent roll and a statement of any security deposits held by the SELLER. SELLER will provide PURCHASER with a complete copy of each written Lease and any amendments or riders or other writings pertaining to any obligation of Landlord or Tenant under each such Lease when SELLER signs this Contract. SELLER represents and warrants the accuracy of the rent roll and that there does not now exist any material default under any lease described therein. The security deposits will be assigned to the PURCHASER by the SELLER at the Closing and the SELLER and the PURCHASER shall execute a joint letter to each of the tenants advising the tenants of the sale; the transfer of the security deposit and the address to which all rent payments commencing on January 1, 2011 should be sent. The rent shall be adjusted as of the Closing Date.

The following are to be apportioned as of midnight December 31, 2010.

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(a) Taxes, water charges and sewer rents, on the basis of the fiscal period for which assessed. subject to the above provisions of the adjustment date as of December 31, 2010.

(b) Fuel, if any.

If CLOSING shall occur before a new tax rate is fixed, the apportionment of taxes shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Any errors or omissions in computing apportionments at CLOSING shall be corrected within six (6) months of the CLOSING. THIS PROVISION SHALL SURVIVE CLOSING.

ALLOWANCE FOR UNPAID TAXES

12. SELLER has the option to credit PURCHASER as an adjustment of the purchase price with the amount of any unpaid taxes, assessments, water charges and sewer rents, together with any interest and penalties thereon to a date not less than five (5) business days after CLOSING, provided that official bills therefor computed to said date are produced at CLOSING.

USE OF PURCHASE PRICE TO PAY ENCUMBRANCES

13. If there is anything else affecting the sale which SELLER is obligated to pay and discharge at CLOSING, SELLER may use any portion of the balance of the purchase price to discharge it. As an alternative, SELLER may deposit money with the title insurance company employed by PURCHASER required by it to assure its discharge, but only if the title insurance company will insure PURCHASER'S title clear of the matter or insure against its enforcement out of the PREMISES. Upon request made within a reasonable time before CLOSING, PURCHASER agrees to provide separate certified checks as requested to assist in clearing up these matters.

AFFIDAVITS AS TO JUDGMENTS, BANKRUPTCIES

14. If a title examination discloses judgments, bankruptcies or other returns against persons other than SELLER having names the same as or similar to that of SELLER, SELLER shall deliver a satisfactory detailed affidavit at CLOSING showing that they are not against SELLER.

DEED TRANSFER AND RECORDING TAXES

15. (a) At CLOSING, SELLER shall deliver a check payable to the order of the appropriate County officer in the amount of any applicable transfer tax payable by reason of the delivery or recording of the deed.

(b) At CLOSING, SELLER will deliver any warranties, bills of sale, receipts, invoices, and/or contracts to the extent the SELLER presently possesses them.

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TRANSFER TAX REPORT

16. SELLER and PURCHASER shall complete, sign and deliver at Closing the New York State Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate (Form TP-584), which SELLER shall deliver to the PURCHASER’S title company with SELLER’S check as and for payment of the transfer tax due. Any costs or fees necessary to record the deed, to file the Form TP-584 or to file the Real Property Transfer Report (Form RP-5217) shall be paid by the PURCHASER.

CONDITION OF PREMISES

17. The PURCHASER has examined the Premises and the Fixtures above described and takes them in their present condition and “AS IS.” Neither the SELLER nor any agent or representative of the SELLER has made any representations or promises upon which the PURCHASER has relied regarding the physical condition of the Premises, the equipment and fixtures therein contained, or any other matter or thing relating to the property hereby contracted to be sold, except as is expressly set forth in this agreement. The SELLER shall not be liable for or in any manner bound by any verbal or written statements or representations by any person or persons, unless such representations are expressly set forth in this agreement.

NO WARRANTIES

18. The SELLER makes no representations nor warranties concerning the conditions of the property or fitness for a particular purpose.

TITLE DEFECTS & LIMIT OF LIABILITY

19. If the SELLER shall be unable to convey a good and insurable title subject to and in accordance with this agreement, the sole obligation of the SELLER shall be to refund the PURCHASER’S down payment made herein, without interest thereon, and to reimburse PURCHASER for the cost of title examination (expense actually incurred by PURCHASER for title examination, in no event to exceed net amount which would be charged by a title company in the County in which the Premises are located for title examination of Premises described herein without issuance of a policy), if PURCHASER had ordered and paid for same, and upon making of such refund, this agreement shall wholly cease and terminate and neither party shall have any further claim against the other by reason of this agreement, and the lien, if any, of the PURCHASER against the Premises shall wholly cease. The SELLER shall not be required to bring any action or proceeding or otherwise to incur any expenses to render the title to the Premises marketable. The PURCHASER may, nevertheless, accept such title as the SELLER may be able to convey without any further liability on the part of the SELLER and without any abatement or reduction of the Purchase Price. The acceptance of a deed by the PURCHASER shall be deemed to be a full performance and discharge of every agreement and obligation on the part of the SELLER to be performed pursuant to the contract.

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FIRPTA

20. SELLER represents and warrants to PURCHASER that SELLER is not a "foreign person" as defined in IRC Section 1445, as amended, and the regulations issued thereunder ("Code Withholding Section"). At the CLOSING SELLER shall deliver to PURCHASER a certification stating that SELLER is not a foreign person, which certification shall be in the form then required by the Code Withholding Section. In the event SELLER fails to deliver the aforesaid certification or in the event that PURCHASER is not entitled under the Code Withholding Section to rely on such certification, PURCHASER shall deduct and withhold from the purchase price a sum equal to ten (10%) percent thereof and shall at CLOSING remit the withheld amount with the required forms to the Internal Revenue Service.

OBJECTIONS TO TITLE

21. PURCHASER shall notify SELLER'S attorney in writing by mail, of any objection to title at least twenty (20) days before the closing of title. SELLER shall be entitled to a reasonable adjournment of the closing date in order to clear any such objections to title, but if SELLER is unable to clear such objections to title, SELLER shall have the option to terminate this contract by notifying PURCHASER'S attorney in writing by mail, of such termination. If such termination notice is sent, SELLER shall simultaneously return the down payment made hereunder, without interest thereon, to PURCHASER, and thereupon, this contract shall be null and void and neither SELLER nor PURCHASER shall have any further rights or obligations hereunder or to the other.

DOWN PAYMENT ESCROW

22. The down payment of FORTY-SEVEN THOUSAND FIVE HUNDRED AND NO/100 ($47,500.00) DOLLARS will be held in escrow by DRAKE, LOEB, HELLER, KENNEDY, GOGERTY, GABA, & RODD, PLLC, ("Escrowee") in Escrowee's IOLA Trust Account maintained at Riverside Bank, 52 Route 17K, Newburgh, New York, 12550, as herein provided, until CLOSING or until a default hereunder by PURCHASER, at which time it shall be delivered to SELLER. If SELLER defaults hereunder, the down payment shall be returned to PURCHASER.

The Escrowee shall not be liable to either of the parties for any act or omission, except for bad faith or gross negligence, and the parties hereby indemnify the Escrowee and hold the Escrowee harmless from any claims, damages, losses or expenses arising in connection herewith. The parties acknowledge that the Escrowee is acting solely as a stakeholder for their convenience. In the event of a dispute between the parties, the Escrowee shall not be bound to release and deliver the escrow fund to either party but may either continue to hold the escrow fund until Escrowee is directed in a writing signed by all parties hereto or Escrowee may deposit the down payment with the clerk of any court of competent jurisdiction. Upon such deposit the Escrowee will be released from all duties and responsibilities hereunder.

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The Escrowee shall not be required to defend any legal proceedings which may be instituted against it in respect of the PREMISES or the subject matter of this contract unless requested to do so by PURCHASER or SELLER and indemnified to its satisfaction against the cost and expense of such defense. Escrowee shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectibility of any check delivered in connection with this contract. Escrowee shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.

The parties agree that notwithstanding Escrowee's role as escrow agent, Escrowee may and does represent the SELLER as legal counsel in connection with the subject matter of this contract and otherwise.

RIGHT TO INSPECT

23. The PURCHASER shall have the right to inspect the Premises at any reasonable time upon notice to SELLER during the two (2) days prior to the date of the Closing.

DELIVERY CONDITION

24. The SELLER shall deliver the Premises "AS IS" as of the date of the Contract.

SURVEY

25. PURCHASER shall have the right to have a survey and description prepared of the subject PREMISES provided it is prepared by a licensed surveyor at PURCHASER'S cost and expense. The PURCHASER'S surveyor shall have the right to enter the Premises for this purpose, and PURCHASER agrees to indemnify and hold SELLER harmless against any claims by such surveyor arising from entry to the Premises. If a copy of such survey and description are provided to SELLER’S attorney prior to that date of Closing, and provided such survey is certified to SELLER, then SELLER agrees to use such survey description in the deed of conveyance in lieu of the description set forth in this contract. SELLER makes no representation or warranty as to the accuracy of the description supplied by the PURCHASER by virtue of its inclusion in the deed.

PURCHASER DEFAULT

26. If PURCHASER shall default hereunder, the down payment paid by PURCHASER to SELLER on account of this agreement may, at SELLER’S option, be retained by SELLER. In the event SELLER elects to retain the down payment, both parties shall be relieved and released of and from any further liabilities hereunder, and PURCHASER expressly releases any lien PURCHASER may have against the property.

PATRIOT ACT AND ANTI-TERRORISM LAW

27. Each party hereto represents and warrants to the other party and to the parties’ respective counsels herein, that such party: (i) is not listed on the United States Treasury Department Office of Foreign Assets Control’s Specially Designated Nationals (SDN) List; (ii) is not an entity the other party is prohibited to do business with under the USA Patriot Act and related anti-terrorism laws; (iii) will not violate the USA Patriot Act and related anti-terrorism laws; and (iv) will not do business with any individual or entity that will violate the USA Patriot Act and related anti-terrorism laws.

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Each party hereto shall, upon written request therefore, promptly provide to the other party and the parties’ respective counsels herein, a written certification or other reasonable evidence confirming such party’s compliance with the USA Patriot Act and related anti-terrorism laws.

Each party hereto shall indemnify the other party and the parties’ respective counsels herein, in the event that such party violates the above, or the USA Patriot Act and related anti-terrorism laws.

GENERAL PROVISIONS

28. Notices. Any notices, request, instrument or other document to be given hereunder shall be in writing and, shall be delivered personally or sent by certified mail return receipt requested or recognized overnight delivery service. All notices shall be deemed to have been given 48 hours following deposit in the United States Postal Service or upon delivery to the overnight service if sent by recognized overnight delivery service or upon delivery if by hand. Notices to be sent to the following:

If to the SELLER:	Jean K. Woodward
50 Riverview Drive
Marlboro , New York 12542

With a copy to:	James R. Loeb, Esq
Drake, Loeb, Heller, Kennedy, Gogerty
Gaba & Rodd PLLC
555 Hudson Valley Avenue, Suite 100
New Windsor, New York 12553

If to the PURCHASER:	SONO-TEK INDUSTRIAL PARK LLC
2012 Route 9W
Milton , New York 12547

With a copy to:	Richard R. DuVall, Esq
McCabe & Mack LLP
63 Washington Street
P. O. Box 509
Poughkeepsie , New York 12602

Each party may change its address for the purposes of this Paragraph by giving written notice of such change to the other party in the manner herein provided.

If this Agreement provides for a designated period after a Notice within which to perform an act, such period shall commence on the date of receipt or tender of the Notice. If this Agreement requires the exercise of a right by Notice on or before a certain date or within a designated period, such right shall be deemed exercised on the date of mailing or tender of the Notice pursuant to which such right is exercised.

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Severability. In case any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement.

Assignment. This Agreement may not be assigned by the PURCHASER without the prior written consent of the SELLER, which consent shall be in the sole discretion of the SELLER.

Merger. SELLER is not liable or bound in any manner by express or implied warranties, guaranties, promises, statements, representations or information pertaining to the Premises, made or furnished by any agent, employee, servant, or other person representing or purporting to represent the SELLER, unless such warranties, guaranties, promises, statements, representations or information are expressly and specifically set forth herein. It is understood and agreed that all understandings and Agreements heretofore had between the parties hereto are merged in this Contract, which alone fully and completely expresses their Agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation, not embodied in this Contract, made by the other.

Execution of Contract. It is specifically understood that offer to sell the Premises is made by the preparation or delivery of this contract to the PURCHASER or PURCHASER’S attorney, but the same shall be deemed an invitation of an offer to purchase on the terms therein contained without any unauthorized changes. It is further understood that pending the acceptance by SELLER of PURCHASER’S offer by execution and delivery of this contract to PURCHASER’S attorney, neither party shall be bound hereby, and SELLER shall be free to continue to list the premises for sale, and entertain offers from other prospective PURCHASERS.

PROVISIONS NOT TO SURVIVE CLOSING

29. No provision of this contract shall survive closing of title and delivery of the deed, except as otherwise expressly provided herein.

AMENDMENTS

30. The PURCHASER acknowledges that this contract was prepared by the attorney for the SELLER. To the extent that changes made by the PURCHASER or by the PURCHASER'S attorney are not initialed by the SELLER, those changes shall not be binding upon the SELLER and the terms of this contract as originally prepared in that respect shall be binding upon all parties hereto.

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ENTIRE AGREEMENT

31. All prior understandings and agreements between SELLER and PURCHASER are merged in this contract. It completely expresses their full agreement. It has been entered into after full investigation, neither party relying upon any statements made by anyone else that are not set forth in this contract.

/s/ Jean K. Woodward
Jean K. Woodward, SELLER

SONO-TEK INDUSTRIAL PARK LLC

By:	/s/ Stephen J. Bagley
Stephen J. Bagley, PURCHASER

JRL/ef/159091

7201-63758

11/22/10

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